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                                                                   EXHIBIT 11(a)



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



         We consent to the reference made to our firm under the captions "Condensed Financial Information" in the Prospectus and "Independent Auditors and Financial Statements" in the Statement of Additional Information, and to the incorporation by reference in this Post-Effective Amendment No. 12 to Registration Statement No. 33-34502 on Form N-1A, of our reports dated December 12, 1997 on the financial statements and financial highlights of MFS World Total Return Fund and MFS Utilities Fund, respectively, included in the 1997 Annual Reports to Shareholders.


ERNST & YOUNG LLP

Boston, Massachusetts
February 25, 1998